Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2017 Equity Incentive Plan and Blue Apron Holdings, Inc. 2012 Equity Incentive Plan of our report dated March 31, 2017, with respect to the consolidated financial statements of Blue Apron Holdings, Inc. for the year ended December 31, 2016 included in its Registration Statement on Form S-1, as amended (File No. 333-218425) and related Prospectus, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

June 29, 2017